SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

To: Board of Directors and Shareholders
Sino Gas International Holdings, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit reports dated February 20, 2009 and March 25, 2008 on the consolidated financial statements of Sino Gas International Holdings, Inc. as of December 31, 2008, 2007, and 2006 and for the years ended December 31, 2008, 2007, and 2006, in the Registration Statement of Sino Gas International Holdings, Inc. on Form S-1/A (File No. 333-147998).

For the purpose of the aforesaid Form S-1/A, we also consent to the reference of our firm as "Experts" under the Experts' caption, which, in so far as applicable to our firm means accounting experts.

South San Francisco, California
April 7, 2009

Samuel H. Wong & Co., LLP
Samuel H. Wong & Co., LLP
Certified Public Accountants

400 Oyster Point Boulevard, Suite 122, South San Francisco, CA 94080 Tel.: (415) 732-1288 Fax.: (415) 397-9028
E-mail: info@swongcpa.com Website: www.swongcpa.com